Exhibit 99.3
CITIZENS COMMUNITY BANCORP, INC.

UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and explanatory notes present how the combined balance sheets of Citizens Community Bancorp, Inc. ("the Company") and United Bank ("United") are based on assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined balance sheet is presented as if the acquisition had occurred on September 30, 2018. The unaudited pro forma condensed combined statement of operations for the twelve months ended September 30, 2018 is presented as if the acquisition had occurred October 1, 2017. The consolidated historical financial information of Citizens Community Bancorp, Inc. has been adjusted to reflect factually supportable items that are directly attributable to the acquisition and, with respect to the statements of operations only, expected to have a continuing impact on consolidated results of operations. The pro forma condensed combined financial information is not necessarily indicative of what would have occurred had the acquisition taken place on the indicated dates.

The unaudited pro forma condensed combined financial information shows the impact of the acquisition on the condensed combined balance sheets and the condensed combined statement of operations under the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States, with Citizens Community Bancorp, Inc. treated as the acquirer. Under this method of accounting, the assets and liabilities of United Bank are recorded by Citizens Community Bancorp, Inc. at their estimated fair market values as of the date the acquisition was completed. The unaudited pro forma adjustments have been made solely for the purposes of providing unaudited pro forma condensed combined financial information. Certain reclassifications have been made to the historical financial information of United Bank to conform to the presentation of Citizens Community Bancorp, Inc.’s consolidated financial information.

The unaudited pro forma condensed financial information is derived from and should be read in conjunction with the historical consolidated financial statements and related notes of Citizens Community Bancorp, Inc.

The following unaudited pro forma condensed combined balance sheet gives effect to the acquisition by Citizens Community Bancorp, Inc. of United Bank using the acquisition method of accounting, assuming the acquisition was consummated on September 30, 2018.

CITIZENS COMMUNITY BANCORP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AT
September 30, 2018
(in thousands)

	Citizens Community Bancorp, Inc.	United Bank	Pro Forma Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$34,494	$5,303	$400	(1)	$40,197
Other interest bearing deposits	7,180	49,497	—		56,677
Securities available for sale "AFS"	118,482	—	—		118,482
Securities held to maturity "HTM"	4,619	—	—		4,619
Non-marketable equity securities, at cost	7,218	495	—		7,713
Loans receivable	759,247	203,142	(3,508)	(3)	958,881
Allowance for loan losses	(6,748)	(2,049)	2,049	(4)	(6,748)
Loans receivable, net	752,499	201,093	(1,459)		952,133
Loans held for sale	1,917	117	—		2,034
Mortgage servicing rights assets	1,840	2,551	170	(5)	4,561
Office properties and equipment, net	10,034	2,848	320	(6)	13,202
Accrued interest receivable	3,600	138	—		3,738
Intangible assets	4,805	—	3,424	(7)	8,229
Goodwill	10,444	—	19,717	(11)	30,161
Foreclosed and repossessed assets, net	2,768	—	—		2,768
Bank owned life insurance ("BOLI")	11,661	6,014			17,675
Other assets	3,848	949	—		4,797
TOTAL ASSETS	$975,409	$269,005	$22,572		$1,266,986

Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$746,529	$227,523	$243	(8)	$974,295
Federal Home Loan Bank advances	63,000	10,389	51,502	(1) (9)	124,891
Other borrowings	24,619	—	—		24,619
Other liabilities	5,414	1,419	501	(10) (12)	7,334
Total liabilities	839,562	239,331	52,246		1,131,139
Stockholders’ equity:
Common stock	109	510	(510)	(2)	109
Additional paid-in capital	125,063	5,100	(5,100)	(2)	125,063
Retained earnings	14,003	24,064	(24,064)	(2)	14,003
Unearned deferred compensation	(622)	—	—		(622)
Accumulated other comprehensive (loss)/income	(2,706)	—	—		(2,706)
Total stockholders’ equity	135,847	29,674	(29,674)		135,847
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$975,409	$269,005	$22,572		$1,266,986

The following unaudited pro forma condensed combined statement of operations gives effect to the acquisition by Citizens Community Bancorp, Inc. of United Bank using the acquisition method of accounting, assuming the acquisition was consummated on October 1, 2017.

CITIZENS COMMUNITY BANCORP, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For The Twelve Months Ended September 30, 2018
(in thousands, except per share data)

	Citizens Community Bancorp, Inc. Twelve Months Ended 9/30/2018	United Bank Twelve Months Ended 9/30/2018	Pro Forma Adjustments		Pro Forma Combined
Interest and dividend income:
Interest and fees on loans	$35,539	$10,332	$325	(13)	$46,196
Interest on investments	3,357	722	—		4,079
Total interest and dividend income	38,896	11,054	325		50,275
Interest expense:
Interest on deposits	5,543	865	225	(14)	6,633
Interest on FHLB borrowed funds	1,310	464	—		1,774
Interest on other borrowed funds	1,740	—	—		1,740
Total interest expense	8,593	1,329	225		10,147
Net interest income before provision for loan losses	30,303	9,725	100		40,128
Provision for loan losses	1,300	—	—		1,300
Net interest income after provision for loan losses	29,003	9,725	100		38,828
Non-interest income	7,370	3,339	—		10,709
Non-interest expense	29,764	8,608	1,310	(15) (16) (17)	39,682
Income before provision for income tax	6,609	4,456	(1,210)		9,855
Provision for income taxes	2,326	1,080	(367)	(18)	3,039
Net income attributable to common stockholders	$4,283	$3,376	$(843)		$6,816

Per share information:
Basic earnings	$0.72				$0.62
Diluted earnings	$0.58				$0.62
Cash dividends paid	$0.20				$0.11
Book value per share at end of period	$12.45				$12.45

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information has been prepared to include the estimated adjustments necessary to record the assets and liabilities of United Bank ("United") at their respective fair values and represents management’s best estimate based upon the information available at this time. The pro forma adjustments included herein are subject to change as additional information becomes available and as additional analyses are performed. Such adjustments, when compared to the information shown in this document, may change the amount of the purchase price allocation to goodwill, while changes to assets and liabilities may impact the statement of operations due to adjustments in the amortization and/or depreciation of the adjusted assets and liabilities. Explanations for specific purchase accounting adjustments are as follows:

(1)	Adjustment to record purchase price consideration of $50,700; $51,100 of FHLB advances less $400 cash purchase price adjustment.

(2)	Elimination of all equity accounts of United; Common stock ($510), Additional paid-in capital ($5,100), and Retained earnings ($24,064), respectively.

(3)
Fair value adjustment on the loan portfolio, resulting in a discount of $3,508, estimated at 0.5% of total loans. The discount consists of $1,020 on performing loans, and $2,488 on purchased credit impaired loans.

(4)	Reversal of United Bank's allowance for loan losses of $2,049 in accordance with acquisition method of accounting for the acquisition.

(5)	Fair value adjustment to mortgage servicing rights of $170.

(6)	Fair value adjustment on acquired office properties of $320, based on current appraisals or property analyses.

(7)	Adjustment to record fair value of estimated core deposit intangible of $3,424.

(8)	Fair value adjustment of United Bank's time deposits of $243, estimated at 1.1% of the total time deposit balance.

(9)	Fair value adjustment to FHLB advances of $402.

(10)	Fair value adjustment to recourse reserve, included in other liabilities.

(11)	Adjustment to record estimated goodwill of $19,717 created by the merger, based on the purchase price allocation to the fair value of assets acquired and liabilities assumed as follows:

Purchase Price:
Costs to acquire United Bank:
Cash paid by buyer	$50,700
Total consideration paid for United Bank	$50,700

The Company has preformed a preliminary valuation analysis of the fair market value of United Bank's assets and liabilities. The following table summarizes the allocation of the preliminary purchase price as of September 30, 2018:

Fair value of assets acquired:
Cash and cash equivalents	$5,303
Other interest bearing deposits	49,497
Non-marketable equity securities, at cost	495
Loans held for sale	117
Loans receivable, net	199,634
Mortgage servicing assets	2,721
Premises and equipment, net	3,168
Intangible assets	3,424
Cash value of life insurance	6,014
Other assets	1,087
Total assets	$271,460

Fair value of liabilities assumed:
Deposits	227,766
Other borrowings	10,791
Other liabilities	1,920
Total liabilities	$240,477
Net assets acquired	$30,983
Preliminary pro forma goodwill	$19,717

(12)	Adjustment to record the tax impact of purchase accounting adjustments of $400 at a 26% tax rate.

(13)	Adjustment to record accretion of loan discount ($1,028) on a straight-line basis over approximately 38 months.

(14)	Adjustment to record amortization of the deposit discount on a straight-line basis; 18 months for IRA certificates and 12 months for Certificate of Deposit accounts.

(15)	Adjustment to record depreciation effect on fair value adjustment on acquired office properties, on a straight-line basis over 25 years.

(16)	Adjustment to record amortization of core deposit intangible ($856) on a straight-line basis over 4 years.

(17)	Adjustment to record amortization of mortgage servicing rights on a straight-line basis over 74 months ($441).

(18)	Adjustment to record income tax effect of pro forma adjustments using a rate of 26%.